As filed with the Securities and Exchange Commission on August 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	71-0673405
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8401 McClure Drive
Fort Smith, Arkansas	72916
(Address of Principal Executive Office)	(Zip Code)

ARCBEST CORPORATION OWNERSHIP INCENTIVE PLAN

(Full title of the plan)

Michael R. Johns
Vice President, General Counsel and Corporate Secretary

ArcBest Corporation
8401 McClure Drive
Fort Smith, Arkansas 72916

(Name and address of agent for service)

(479) 785-6000

(Telephone number, including area code, of agent for service)

Copies to:

Alan J. Bogdanow

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐	Smaller Reporting Company ☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, par value $0.01 per share	899,500 shares	$58.60	$52,710,700	$5,750.74

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”), of ArcBest Corporation (the “Registrant”) that may be issued pursuant to stock splits, stock dividends or similar transactions.
(2)	The Registrant is filing this Registration Statement to register an additional 899,500 shares of Common Stock that may be delivered with respect to the ArcBest Corporation Ownership Incentive Plan, previously known as the ArcBest Corporation 2005 Ownership Incentive Plan, as amended (the “Plan”).
(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and Rule 457(h) under the Securities Act. The offering price and registration fee are based on a price of $58.60 per share, which price is the average of the high and low prices of the Common Stock reported on The NASDAQ Global Select Market on July 30, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register 899,500 additional shares of Common Stock that may be issued pursuant to the Plan and for which previously filed Registration Statements on Form S-8 are effective (the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements as filed with the Securities Exchange Commission (the “Commission”) on July 29, 2005 (File No. 333-127055) and June 1, 2011 (File No. 333-174637), and May 6, 2019 (File No. 333-231245) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 8.	Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933, filed with the Commission on March 17, 1992, Commission File No. 33-46483, and incorporated herein by reference).

4.2

Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2009, Commission File No. 000-19969, and incorporated herein by reference).

4.3

Fifth Amended and Restated Bylaws of the Registrant dated as of October 31, 2016 (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 4, 2016, Commission File No. 000-19969, and incorporated herein by reference).

4.4

Certificate of Ownership and Merger, effective May 1, 2014, as filed on April 29, 2014 with the Secretary of State of the State of Delaware (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on April 30, 2014, File No. 000-19969, and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	ArcBest Corporation Ownership Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 6, 2019, File No. 000-19969, and incorporated herein by reference).

99.2	First Amendment to the ArcBest Corporation Ownership Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 7, 2020, File No. 000-19969, and incorporated herein by reference).

99.3	Second Amendment to the ArcBest Corporation Ownership Incentive Plan (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 5, 2021, File No. 000-19969, and incorporated herein by reference).

___________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kansas City, Missouri, on July 27, 2021.

ARCBEST CORPORATION

By:	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Judy R. McReynolds, David R. Cobb, and Michael R. Johns, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Judy R. McReynolds	Chairman, President and Chief	July 27, 2021
Judy R. McReynolds	Executive Officer and Principal Executive Officer

/s/ David R. Cobb	Vice President – Chief Financial	July 27, 2021
David R. Cobb	Officer and Principal Financial Officer

/s/ Traci L. Sowersby	Vice President – Controller and	July 27, 2021
Traci L. Sowersby	Principal Accounting Officer

/s/ Eduardo F. Conrado	Director	July 27, 2021
Eduardo F. Conrado

/s/ Fredrik Eliasson	Director	July 27, 2021
Fredrik Eliasson

/s/ Stephen E. Gorman	Director	July 27, 2021
Stephen E. Gorman

/s/ Michael P. Hogan	Director	July 27, 2021
Michael P. Hogan

/s/ Kathleen D. McElligott	Director	July 27, 2021
Kathleen D. McElligott

/s/ Craig E. Philip	Director	July 27, 2021
Craig E. Philip

/s/ Steven L. Spinner	Director	July 27, 2021
Steven L. Spinner

/s/ Janice E. Stipp	Director	July 27, 2021
Janice E. Stipp